Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate April 30, 2025	Natalie M. Fischer Investor Relations 716-857-7315	Timothy J. Silverstein Chief Financial Officer 716-857-6987

NATIONAL FUEL REPORTS SECOND QUARTER EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the second quarter of its 2025 fiscal year.

FISCAL 2025 SECOND QUARTER SUMMARY
•GAAP net income of $216 million, or $2.37 per share, an increase of 32% per share compared to the prior year.
•Adjusted operating results of $218 million, or $2.39 per share, an increase of 34% per share compared to the prior year. See non-GAAP reconciliation on page 2.
•Seneca produced a record 105.5 Bcf of natural gas, an increase of 3% from the prior year and 8% sequentially, largely due to strong results from pads recently turned in line in the Eastern Development Area (“EDA”).
•Utility segment net income of $63.5 million, or $0.70 per share, an increase of 44% per share compared to the prior year, primarily as a result of the New York jurisdiction’s 2024 rate settlement, which led to its first base rate increase since 2017.
•Pipeline & Storage segment net income of $31.7 million, or $0.35 per share, an increase of 5% per share compared to the prior year. In addition, Empire Pipeline reached an agreement with its customers to amend its existing rate settlement, which was approved by the FERC on March 17, 2025, with new rates effective November 1, 2025.
•The Company is increasing its guidance for fiscal 2025 adjusted earnings per share to a range of $6.75 to $7.05.

MANAGEMENT COMMENTS

David P. Bauer, President and Chief Executive Officer of National Fuel Gas Company, stated: “During our second quarter, National Fuel built upon its positive momentum which, along with the tailwind of higher natural gas price realizations, drove a 32% increase in earnings per share over the prior year.

“Our integrated Appalachian natural gas development program, focused on the highly prolific EDA, continues to deliver strong operational results and improving capital efficiency. Seneca’s recent well results exhibited the highest productivity we’ve seen to date, giving us further confidence in our deep, high-quality well inventory, and allowing us to increase our production guidance for fiscal 2025. On the regulated side of the business, we saw significant earnings growth during the quarter, driven by the ongoing impact of positive rate case outcomes that balance the continued investment in modernizing our infrastructure with the goal of maintaining affordable rates for our customers.

“National Fuel’s integrated natural gas business, track record of strong operational execution, and consistent approach to managing risk, collectively position us well to navigate an uncertain global economic backdrop. As such, we remain confident in our ability to provide strong returns, achieve our long-term growth targets, and continue to deliver shareholder value.”

Page 2.

RECONCILIATION OF GAAP EARNINGS TO ADJUSTED OPERATING RESULTS

	Three Months Ended March 31,
	(Thousands)		(Per Share)
	2025	2024	2025	2024
Reported GAAP Earnings	$216,358	$166,272	$2.37	$1.80
Items impacting comparability:
Premiums paid on early redemption of debt (E&P / Midstream)	2,385	—	0.03	—
Tax impact of premiums paid on early redemption of debt	(642)	—	(0.01)	—
Unrealized (gain) loss on derivative asset (E&P)	335	(536)	0.00	0.00
Tax impact of unrealized (gain) loss on derivative asset	(90)	147	0.00	0.00
Unrealized (gain) loss on other investments (Corporate / All Other)	(17)	(769)	0.00	(0.01)
Tax impact of unrealized (gain) loss on other investments	4	162	0.00	0.00
Adjusted Operating Results	$218,333	$165,276	$2.39	$1.79

FISCAL 2025 GUIDANCE UPDATE

National Fuel is increasing its guidance for fiscal 2025 adjusted earnings per share, which is now expected to be within a range of $6.75 to $7.05, an increase of $0.15 at the midpoint of the Company’s prior guidance range. This updated range incorporates our second quarter results as well as higher expected production and lower unit costs in the Exploration and Production segment for the remainder of the fiscal year.

The Company is assuming NYMEX natural gas prices will average $3.50 per MMBtu for the remaining six months of fiscal 2025 (no change from previous guidance), which approximates the current NYMEX forward curve at this time. Given the continued volatility in NYMEX natural gas prices, the Company is providing the following sensitivities to its adjusted operating results guidance range:

NYMEX Assumption Remaining 6 months ($/MMBtu)	Fiscal 2025 Adjusted Earnings Per Share Sensitivities
$3.00	$6.50 - $6.80
$3.50	$6.75 - $7.05
$4.00	$7.05 - $7.35

The Company’s other fiscal 2025 guidance assumptions remain largely unchanged as detailed in the table on page 7.

FINANCING ACTIVITIES UPDATE

In February 2025, the Company issued $1 billion of new five- and ten-year notes (split in two equal tranches) to refinance the early redemption of $950 million of notes that were scheduled to mature in July 2025 and January 2026. In addition, the Company placed $50 million (plus interest) in trust for the benefit of holders of long-term debt issued under the Company’s 1974 Indenture and scheduled to mature in June 2025. Placing these funds in trust discharged the 1974 Indenture, relieving the Company from its obligations to comply with the indenture’s covenants. In connection with these transactions, the Company recognized an after-tax loss of $1.7 million, which is presented as an item impacting comparability for the quarter.

DISCUSSION OF SECOND QUARTER RESULTS BY SEGMENT

The following earnings discussion of each operating segment for the quarter ended March 31, 2025 is summarized in a tabular form on pages 8 and 9 of this report (earnings drivers for the six months ended March 31, 2025 are summarized on pages 10 and 11). It may be helpful to refer to those tables while reviewing this discussion.

Note that management defines adjusted operating results as reported GAAP earnings adjusted for items impacting comparability, and adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.
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Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Company, LLC (“Seneca”). Seneca explores for, develops and produces primarily natural gas reserves in Pennsylvania.

	Three Months Ended
	March 31,
(in thousands)	2025	2024	Variance
GAAP Earnings	$97,828	$62,065	$35,763
Premiums paid on early redemption of debt, net of tax	1,045	—	1,045
Unrealized (gain) loss on derivative asset (2022 CA asset sale), net of tax	245	(389)	634
Adjusted Operating Results	$99,118	$61,676	$37,442

Adjusted EBITDA	$214,350	$172,068	$42,282

Seneca’s second quarter GAAP earnings increased $35.8 million versus the prior year. GAAP earnings included a $1.0 million after-tax loss recognized during the quarter on the early redemption of long-term debt for Seneca’s share of premiums paid by the Company associated with its long-term debt redemptions.

Excluding items impacting comparability, Seneca’s adjusted operating results in the second quarter increased $37.4 million primarily due to higher realized natural gas prices and natural gas production, as well as lower per unit operating expenses.

During the second quarter, Seneca produced 105.5 Bcf of natural gas, an increase of 2.6 Bcf, or 3%, from the prior year, and 7.8 Bcf, or 8%, higher compared to the fiscal 2025 first quarter. Two highly prolific pads turned in line this year in the EDA (Tioga Utica) were the main drivers behind these increases in production.

Seneca’s weighted average realized natural gas price, after the impact of hedging and transportation costs, was $2.94 per Mcf, an increase of $0.38 per Mcf from the prior year. This increase was primarily due to higher NYMEX prices and higher spot prices at local sales points in Pennsylvania.

	Three Months Ended
	March 31,
(Cost per Mcf)	2025	2024	Variance
Lease Operating and Transportation Expense (“LOE”)	$0.67	$0.68	$(0.01)
General and Administrative Expense (“G&A”)	$0.18	$0.17	$0.01
Taxes and Other	$0.07	$0.06	$0.01
Total Cash Operating Costs	$0.92	$0.91	$0.01
Depreciation, Depletion and Amortization Expense (“DD&A”)	$0.61	$0.71	$(0.10)
Total Operating Costs	$1.53	$1.62	$(0.09)

On a per unit basis, the second quarter total cash operating costs were up slightly compared to the prior year as other taxes increased as a result of a higher Impact Fee in Pennsylvania due to the increase in NYMEX natural gas prices. LOE included $59 million ($0.56 per Mcf), or 84% of total LOE, for gathering and compression service fees paid to the Company’s Gathering segment to connect Seneca’s production to sales points along interstate pipelines. DD&A for the quarter was $0.61 per Mcf, a decrease of $0.10 per Mcf from the prior year, largely due to ceiling test impairments recorded in prior quarters that lowered Seneca’s full cost pool depletable base.

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Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	March 31,
(in thousands)	2025	2024	Variance
GAAP Earnings	$31,707	$30,737	$970

Adjusted EBITDA	$70,169	$70,033	$136

The Pipeline and Storage segment’s second quarter GAAP earnings increased $1.0 million versus the prior year primarily due to higher operating revenues. The increase in operating revenues of $1.6 million, or 1%, was primarily attributable to an increase in Supply Corporation’s transportation and storage rates effective February 1, 2024, in accordance with its rate settlement, which was approved in fiscal 2024.

Empire Rate Case Update

On March 17, 2025, FERC approved an amendment to Empire’s 2019 rate case settlement, which provides for modest unit rate reductions for Empire’s transportation services. Based on current contracts, this settlement amendment is estimated to decrease Empire’s revenues on a yearly basis by approximately $0.5 million with new rates effective November 1, 2025. Under the amendment, Empire may not file a new rate case before April 30, 2027, and is required to file a rate case by May 31, 2031.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Company, LLC’s limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region, which delivers Seneca and other non-affiliated Appalachian production to the interstate pipeline system.

	Three Months Ended
	March 31,
(in thousands)	2025	2024	Variance
GAAP Earnings	$26,342	$28,706	$(2,364)
Premiums paid on early redemption of debt, net of tax	698	—	698
Adjusted Operating Results	$27,040	$28,706	$(1,666)

Adjusted EBITDA	$52,748	$53,103	$(355)

The Gathering segment’s second quarter GAAP earnings decreased $2.4 million versus the prior year as higher operating revenues were more than offset by higher O&M and DD&A expense. GAAP earnings also included a $0.7 million after-tax loss recognized during the quarter on the early redemption of long-term debt for Gathering’s share of premiums paid by the Company associated with its long-term debt redemptions.

Operating revenues increased $1.0 million, or 2%, primarily due to an increase in throughput from Seneca’s new wells in Tioga County. While O&M expense increased $1.5 million, the per unit rate of $0.09 per Mcf remained unchanged. DD&A expense increased $1.2 million primarily due to higher average depreciable plant in service compared to the prior year.

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Downstream Business

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution Corporation”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	March 31,
(in thousands)	2025	2024	Variance
GAAP Earnings	$63,544	$44,739	$18,805

Adjusted EBITDA	$95,270	$78,326	$16,944

The Utility segment’s second quarter GAAP earnings increased $18.8 million, or 42%, primarily as a result of the implementation of the recently approved rate case settlement in the Utility’s New York jurisdiction, which became effective October 1, 2024.

For the quarter, customer margin (operating revenues less purchased gas sold) increased $22.2 million, primarily due to the New York rate case settlement. Other income increased $10.8 million, largely due to the New York rate settlement, which required the recognition of non-service pension and post-retirement benefit income and a corresponding reduction in new base rates, resulting in no effect on net income.

O&M expense increased by $4.2 million, primarily driven by higher personnel costs, partially offset by a reduction related to amortizations of certain regulatory assets as a result of the New York rate settlement. Further, interest expense increased $2.4 million primarily due to a higher average amount of net borrowings.

Corporate and All Other

The Company’s operations that are included in Corporate and All Other generated a combined net loss of $3.1 million in the current year second quarter, compared to combined earnings of less than $0.1 million in the prior year. The reduction in earnings during the second quarter was primarily driven by higher interest expense due to a higher average amount of net borrowings. A decrease in investment income on marketable securities and corporate-owned life insurance policies also contributed to the earnings reduction.

EARNINGS TELECONFERENCE

A conference call to discuss the results will be held on Thursday, May 1, 2025, at 9 a.m. ET. All participants must pre-register to join this conference using the Participant Registration link. A webcast link to the conference call will be provided under the Events Calendar on the NFG Investor Relations website at investor.nationalfuelgas.com. A replay will be available following the call through the end of the day, Thursday, May 8, 2025. To access the replay, dial 1-866-813-9403 and provide Access Code 458634.

National Fuel is an integrated energy company reporting financial results for four operating segments: Exploration and Production, Pipeline and Storage, Gathering, and Utility. Additional information about National Fuel is available at www.nationalfuel.com.

Investor Contact:	Natalie M. Fischer	716-857-7315
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In
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addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design, retained natural gas and system modernization), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in economic conditions, including the imposition of additional tariffs on U.S. imports and related retaliatory tariffs, inflationary pressures, supply chain issues, liquidity challenges, and global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the Company’s ability to estimate accurately the time and resources necessary to meet emissions targets; governmental/regulatory actions and/or market pressures to reduce or eliminate reliance on natural gas; impairments under the SEC’s full cost ceiling test for natural gas reserves; changes in the price of natural gas; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in price differentials between similar quantities of natural gas sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity or data security breaches, including the impact of issues that may arise from the use of artificial intelligence technologies; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas reserves, including among others geology, lease availability and costs, title disputes, weather conditions, water availability and disposal or recycling opportunities of used water, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; the Company’s ability to complete strategic transactions; increased costs or delays or changes in plans with respect to Company projects or related projects of other companies, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; negotiations with the collective bargaining units representing the Company’s workforce, including potential work stoppages during negotiations; uncertainty of natural gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas; changes in demographic patterns and weather conditions (including those related to climate change); changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war, as well as economic and operational disruptions due to third-party outages; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.
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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its adjusted earnings per share guidance for fiscal 2025. Additional details on the Company's forecast assumptions and business segment guidance are outlined in the table below.

The revised adjusted earnings per share guidance range excludes certain items that impacted the comparability of adjusted operating results during the six months ended March 31, 2025, including: (1) the after tax impairment of assets, which reduced earnings by $1.14 per share; (2) after-tax premiums paid on early redemptions of debt, which reduced earnings by $0.02 per share; (3) after-tax unrealized losses on a derivative asset, which reduced earnings by $0.01 per share; and (4) after-tax unrealized losses on other investments, which reduced earnings by $0.02 per share. While the Company expects to record certain adjustments to unrealized gain or loss on a derivative asset and unrealized gain or loss on investments during the remaining six months ending September 30, 2025, the amounts of these and other potential adjustments are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

	Previous FY 2025 Guidance	Updated FY 2025 Guidance

Consolidated Adjusted Earnings per Share	$6.50 to $7.00	$6.75 to $7.05
Consolidated Effective Tax Rate	~ 25%	~ 25%

Capital Expenditures (Millions)
Exploration and Production	$495 - $515	$495 - $515
Pipeline and Storage	$130 - $150	$130 - $150
Gathering	$95 - $110	$95 - $110
Utility	$165 - $185	$165 - $185
Consolidated Capital Expenditures	$885 - $960	$885 - $960

Exploration and Production Segment Guidance

Commodity Price Assumptions (remaining six months)
NYMEX natural gas price	$3.50 /MMBtu	$3.50 /MMBtu
Appalachian basin spot price	$2.90 /MMBtu	$2.60 /MMBtu
Realized natural gas prices, after hedging ($/Mcf)	$2.77 - $2.81	$2.72 - $2.76

Production (Bcf)	410 to 425	415 to 425

E&P Operating Costs ($/Mcf)
LOE	$0.68 - $0.70	$0.68 - $0.69
G&A	$0.18 - $0.19	$0.18 - $0.19
DD&A	$0.63 - $0.67	$0.63 - $0.65

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$250 - $260	$250 - $260
Pipeline and Storage Segment Revenues	$415 - $435	$415 - $435

Utility Segment Guidance (Millions)
Customer Margin*	$445 - $465	$445 - $465
O&M Expense	$240 - $250	$240 - $245
Non-Service Pension & OPEB Income	$23 - $27	$23 - $27

* Customer Margin is defined as Operating Revenues less Purchased Gas Expense.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED MARCH 31, 2025
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Second quarter 2024 GAAP earnings	$62,065	$30,737	$28,706	$44,739	$25	$166,272
Items impacting comparability:
Unrealized (gain) loss on derivative asset	(536)					(536)
Tax impact of unrealized (gain) loss on derivative asset	147					147
Unrealized (gain) loss on other investments					(769)	(769)
Tax impact of unrealized (gain) loss on other investments					162	162
Second quarter 2024 adjusted operating results	61,676	30,737	28,706	44,739	(582)	165,276
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	5,322					5,322
Higher (lower) realized natural gas prices, after hedging	31,956					31,956
Midstream Revenues
Higher (lower) operating revenues		1,227	819			2,046
Downstream Margins***
Impact of usage and weather				3,011		3,011
Impact of new rates in New York				14,577		14,577
Higher (lower) other operating revenues				(924)		(924)
Operating Expenses
Lower (higher) lease operating and transportation expenses	(1,196)					(1,196)
Lower (higher) operating expenses	(1,855)	(1,248)	(1,168)	(3,330)		(7,601)
Lower (higher) property, franchise and other taxes	(948)					(948)
Lower (higher) depreciation / depletion	6,973	745	(966)	(685)		6,067
Other Income (Expense)
Higher (lower) other income				8,545	612	9,157
(Higher) lower interest expense		331	(891)	(1,895)	(2,902)	(5,357)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(2,331)	241	463	(545)	(159)	(2,331)
All other / rounding	(479)	(326)	77	51	(45)	(722)
Second quarter 2025 adjusted operating results	99,118	31,707	27,040	63,544	(3,076)	218,333
Items impacting comparability:
Premiums paid on early redemption of debt	(1,430)		(955)			(2,385)
Tax impact of premiums paid on early redemption of debt	385		257			642
Unrealized gain (loss) on derivative asset	(335)					(335)
Tax impact of unrealized gain (loss) on derivative asset	90					90
Unrealized gain (loss) on other investments					17	17
Tax impact of unrealized gain (loss) on other investments					(4)	(4)
Second quarter 2025 GAAP earnings	$97,828	$31,707	$26,342	$63,544	$(3,063)	$216,358

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED MARCH 31, 2025
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*

Second quarter 2024 GAAP earnings per share	$0.67	$0.33	$0.31	$0.48	$0.01	$1.80
Items impacting comparability:
Unrealized (gain) loss on derivative asset, net of tax	—					—
Unrealized (gain) loss on other investments, net of tax					(0.01)	(0.01)
Second quarter 2024 adjusted operating results per share	0.67	0.33	0.31	0.48	—	1.79
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	0.06					0.06
Higher (lower) realized natural gas prices, after hedging	0.35					0.35
Midstream Revenues
Higher (lower) operating revenues		0.01	0.01			0.02
Downstream Margins***
Impact of usage and weather				0.03		0.03
Impact of new rates in New York				0.16		0.16
Higher (lower) other operating revenues				(0.01)		(0.01)
Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.01)					(0.01)
Lower (higher) operating expenses	(0.02)	(0.01)	(0.01)	(0.04)		(0.08)
Lower (higher) property, franchise and other taxes	(0.01)					(0.01)
Lower (higher) depreciation / depletion	0.09	0.01	(0.01)	(0.01)		0.08
Other Income (Expense)
Higher (lower) other income				0.09	0.01	0.10
(Higher) lower interest expense		—	(0.01)	(0.02)	(0.03)	(0.06)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(0.03)	—	0.01	(0.01)	—	(0.03)
All other / rounding	(0.02)	0.01	—	0.03	(0.02)	—
Second quarter 2025 adjusted operating results per share	1.08	0.35	0.30	0.70	(0.04)	2.39
Items impacting comparability:
Premiums paid on early redemption of debt, net of tax	(0.01)		(0.01)			(0.02)
Unrealized gain (loss) on derivative asset, net of tax	—					—
Unrealized gain (loss) on other investments, net of tax					—	—
Second quarter 2025 GAAP earnings per share	$1.07	$0.35	$0.29	$0.70	$(0.04)	$2.37

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
SIX MONTHS ENDED MARCH 31, 2025
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*
Six months ended March 31, 2024 GAAP earnings	$114,548	$54,792	$57,531	$71,289	$1,132	$299,292
Items impacting comparability:
Unrealized (gain) loss on derivative asset	3,662					3,662
Tax impact of unrealized (gain) loss on derivative asset	(1,004)					(1,004)
Unrealized (gain) loss on other investments					(1,818)	(1,818)
Tax impact of unrealized (gain) loss on other investments					382	382
Six months ended March 31, 2024 adjusted operating results	117,206	54,792	57,531	71,289	(304)	300,514
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	(817)					(817)
Higher (lower) realized natural gas prices, after hedging	33,964					33,964
Midstream Revenues
Higher (lower) operating revenues		10,865	(332)			10,533
Downstream Margins***
Impact of usage and weather				2,685		2,685
Impact of new rates in New York				22,442		22,442
Higher (lower) other operating revenues				(1,364)		(1,364)
Operating Expenses
Lower (higher) operating expenses	(1,742)	(2,105)	(1,108)	(4,575)		(9,530)
Lower (higher) property, franchise and other taxes	(746)					(746)
Lower (higher) depreciation / depletion	13,816	452	(1,802)	(1,309)		11,157
Other Income (Expense)
Higher (lower) other income	(1,888)	(603)		11,720	2,300	11,529
(Higher) lower interest expense		328	(1,271)	(3,679)	(3,165)	(7,787)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(2,338)	(246)	905	(1,128)	43	(2,764)
All other / rounding	(226)	679	262	(38)	(219)	458
Six months ended March 31, 2025 adjusted operating results	157,229	64,162	54,185	96,043	(1,345)	370,274
Items impacting comparability:
Impairment of assets	(141,802)					(141,802)
Tax impact of impairment of assets	37,169					37,169
Premiums paid on early redemption of debt	(1,430)		(955)			(2,385)
Tax impact of premiums paid on early redemption of debt	385		257			642
Unrealized gain (loss) on derivative asset	(684)					(684)
Tax impact of unrealized gain (loss) on derivative asset	184					184
Unrealized gain (loss) on other investments					(2,600)	(2,600)
Tax impact of unrealized gain (loss) on other investments					546	546
Six months ended March 31, 2025 GAAP earnings	$51,051	$64,162	$53,487	$96,043	$(3,399)	$261,344

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
SIX MONTHS ENDED MARCH 31, 2025
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*
Six months ended March 31, 2024 GAAP earnings per share	$1.24	$0.59	$0.62	$0.77	$0.02	$3.24
Items impacting comparability:
Unrealized (gain) loss on derivative asset, net of tax	0.03					0.03
Unrealized (gain) loss on other investments, net of tax					(0.02)	(0.02)
Six months ended March 31, 2024 adjusted operating results per share	1.27	0.59	0.62	0.77	—	3.25
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	(0.01)					(0.01)
Higher (lower) realized natural gas prices, after hedging	0.37					0.37
Midstream Revenues
Higher (lower) operating revenues		0.12	—			0.12
Downstream Margins***
Impact of usage and weather				0.03		0.03
Impact of new rates in New York				0.25		0.25
Higher (lower) other operating revenues				(0.01)		(0.01)
Operating Expenses
Lower (higher) operating expenses	(0.02)	(0.02)	(0.01)	(0.05)		(0.10)
Lower (higher) property, franchise and other taxes	(0.01)					(0.01)
Lower (higher) depreciation / depletion	0.15	—	(0.02)	(0.01)		0.12
Other Income (Expense)
Higher (lower) other income	(0.02)	(0.01)		0.13	0.03	0.13
(Higher) lower interest expense		—	(0.01)	(0.04)	(0.03)	(0.08)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(0.03)	—	0.01	(0.01)	—	(0.03)
All other / rounding	0.02	0.02	0.01	(0.01)	(0.01)	0.03
Six months ended March 31, 2025 adjusted operating results per share	1.72	0.70	0.60	1.05	(0.01)	4.06
Items impacting comparability:
Impairment of assets, net of tax	(1.14)					(1.14)
Premiums paid on early redemption of debt, net of tax	(0.01)		(0.01)			(0.02)
Unrealized gain (loss) on derivative asset, net of tax	(0.01)					(0.01)
Unrealized gain (loss) on other investments, net of tax					(0.02)	(0.02)
Rounding					(0.01)	(0.01)
Six months ended March 31, 2025 GAAP earnings per share	$0.56	$0.70	$0.59	$1.05	$(0.04)	$2.86

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 12.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2025	2024	2025	2024
Operating Revenues:
Utility Revenues	$343,574	$290,198	$571,998	$492,119
Exploration and Production and Other Revenues	311,958	264,614	560,818	518,633
Pipeline and Storage and Gathering Revenues	74,418	75,127	146,616	144,549
	729,950	629,939	1,279,432	1,155,301
Operating Expenses:
Purchased Gas	135,338	105,940	200,675	162,491
Operation and Maintenance:
Utility	63,447	59,288	118,691	112,993
Exploration and Production and Other	35,059	32,794	68,600	67,620
Pipeline and Storage and Gathering	42,363	39,340	78,304	74,303
Property, Franchise and Other Taxes	25,214	23,019	47,270	45,434
Depreciation, Depletion and Amortization	111,277	118,935	220,647	234,725
Impairment of Assets	—	—	141,802	—
	412,698	379,316	875,989	697,566

Operating Income	317,252	250,623	403,443	457,735

Other Income (Expense):
Other Income (Deductions)	15,232	6,070	22,952	9,801
Interest Expense on Long-Term Debt	(39,662)	(28,453)	(73,024)	(56,915)
Other Interest Expense	(5,095)	(6,636)	(9,476)	(12,910)

Income Before Income Taxes	287,727	221,604	343,895	397,711

Income Tax Expense	71,369	55,332	82,551	98,419

Net Income Available for Common Stock	$216,358	$166,272	$261,344	$299,292

Earnings Per Common Share
Basic	$2.39	$1.81	$2.88	$3.25
Diluted	$2.37	$1.80	$2.86	$3.24

Weighted Average Common Shares:
Used in Basic Calculation	90,500,162	92,114,415	90,640,333	92,011,772
Used in Diluted Calculation	91,176,327	92,512,447	91,312,334	92,478,604

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	September 30,
(Thousands of Dollars)	2025	2024
ASSETS
Property, Plant and Equipment	$14,834,817	$14,524,798
Less - Accumulated Depreciation, Depletion and Amortization	7,487,618	7,185,593
Net Property, Plant and Equipment	7,347,199	7,339,205
Current Assets:
Cash and Temporary Cash Investments	39,954	38,222
Cash Held in Trust for Bondholders	51,352	—
Receivables - Net	291,132	127,222
Unbilled Revenue	49,077	15,521
Gas Stored Underground	6,413	35,055
Materials and Supplies - at average cost	48,451	47,670
Unrecovered Purchased Gas Costs	3,562	—
Other Current Assets	78,532	92,229
Total Current Assets	568,473	355,919
Other Assets:
Recoverable Future Taxes	88,623	80,084
Unamortized Debt Expense	7,166	5,604
Other Regulatory Assets	118,800	108,022
Deferred Charges	69,572	69,662
Other Investments	71,958	81,705
Goodwill	5,476	5,476
Prepaid Pension and Post-Retirement Benefit Costs	194,325	180,230
Fair Value of Derivative Financial Instruments	45	87,905
Other	8,326	5,958
Total Other Assets	564,291	624,646
Total Assets	$8,479,963	$8,319,770
CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 90,397,698 Shares and 91,005,993 Shares, Respectively	$90,398	$91,006
Paid in Capital	1,042,822	1,045,487
Earnings Reinvested in the Business	1,855,366	1,727,326
Accumulated Other Comprehensive Loss	(222,975)	(15,476)
Total Comprehensive Shareholders' Equity	2,765,611	2,848,343
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,381,126	2,188,243
Total Capitalization	5,146,737	5,036,586
Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	208,400	90,700
Current Portion of Long-Term Debt	350,000	500,000
Accounts Payable	127,611	165,068
Amounts Payable to Customers	34,393	42,720
Dividends Payable	46,555	46,872
Interest Payable on Long-Term Debt	19,454	27,247
Customer Advances	—	19,373
Customer Security Deposits	30,358	36,265
Other Accruals and Current Liabilities	184,925	162,903
Fair Value of Derivative Financial Instruments	201,464	4,744
Total Current and Accrued Liabilities	1,203,160	1,095,892
Other Liabilities:
Deferred Income Taxes	1,072,436	1,111,165
Taxes Refundable to Customers	302,293	305,645
Cost of Removal Regulatory Liability	300,256	292,477
Other Regulatory Liabilities	140,828	151,452
Other Post-Retirement Liabilities	3,404	3,511
Asset Retirement Obligations	193,802	203,006
Other Liabilities	117,047	120,036
Total Other Liabilities	2,130,066	2,187,292
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$8,479,963	$8,319,770

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended
	March 31,
(Thousands of Dollars)	2025	2024

Operating Activities:
Net Income Available for Common Stock	$261,344	$299,292
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Impairment of Assets	141,802	—
Depreciation, Depletion and Amortization	220,647	234,725
Deferred Income Taxes	25,787	65,187
Premiums Paid on Early Redemption of Debt	2,385	—
Stock-Based Compensation	10,487	10,477
Other	14,317	11,874
Change in:
Receivables and Unbilled Revenue	(197,553)	(50,123)
Gas Stored Underground and Materials and Supplies	27,861	25,675
Unrecovered Purchased Gas Costs	(3,562)	—
Other Current Assets	13,737	15,201
Accounts Payable	17,322	(15,641)
Amounts Payable to Customers	(8,327)	13,327
Customer Advances	(19,373)	(21,003)
Customer Security Deposits	(5,907)	1,836
Other Accruals and Current Liabilities	21,528	26,927
Other Assets	(20,282)	(22,165)
Other Liabilities	(28,343)	(9,328)
Net Cash Provided by Operating Activities	$473,870	$586,261

Investing Activities:
Capital Expenditures	$(434,260)	$(481,958)
Other	8,881	(1,189)
Net Cash Used in Investing Activities	$(425,379)	$(483,147)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	117,700	(8,600)
Shares Repurchased Under Repurchase Plan	(50,471)	(4,230)
Reduction of Long-Term Debt	(954,086)	—
Net Proceeds From Issuance of Long-Term Debt	989,019	—
Dividends Paid on Common Stock	(93,543)	(91,048)
Net Repurchases of Common Stock Under Stock and Benefit Plans	(4,026)	(3,914)
Net Cash Provided by (Used in) Financing Activities	$4,593	$(107,792)

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	53,084	(4,678)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	38,222	55,447
Cash, Cash Equivalents, and Restricted Cash at March 31	$91,306	$50,769

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
EXPLORATION AND PRODUCTION SEGMENT	2025	2024	Variance	2025	2024	Variance
Total Operating Revenues	$311,958	$264,614	$47,344	$560,818	$518,633	$42,185
Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	18,847	17,165	1,682	38,173	34,958	3,215
Lease Operating and Transportation Expense	71,176	69,662	1,514	136,816	136,736	80
All Other Operation and Maintenance Expense	3,310	2,644	666	7,178	8,188	(1,010)
Property, Franchise and Other Taxes	4,275	3,075	1,200	7,657	6,713	944
Depreciation, Depletion and Amortization	64,622	73,448	(8,826)	127,925	145,413	(17,488)
Impairment of Assets	—	—	—	141,802	—	141,802
	162,230	165,994	(3,764)	459,551	332,008	127,543

Operating Income	149,728	98,620	51,108	101,267	186,625	(85,358)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	37	100	(63)	74	201	(127)
Interest and Other Income (Deductions)	101	1,170	(1,069)	373	(342)	715
Interest Expense on Long-Term Debt	(1,949)	—	(1,949)	(1,949)	—	(1,949)
Other Interest Expense	(15,091)	(15,108)	17	(30,291)	(30,377)	86
Income Before Income Taxes	132,826	84,782	48,044	69,474	156,107	(86,633)
Income Tax Expense	34,998	22,717	12,281	18,423	41,559	(23,136)
Net Income	$97,828	$62,065	$35,763	$51,051	$114,548	$(63,497)
Net Income Per Share (Diluted)	$1.07	$0.67	$0.40	$0.56	$1.24	$(0.68)

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
PIPELINE AND STORAGE SEGMENT	2025	2024	Variance	2025	2024	Variance
Revenues from External Customers	$71,185	$71,210	$(25)	$139,935	$136,036	$3,899
Intersegment Revenues	38,388	36,810	1,578	76,251	66,397	9,854
Total Operating Revenues	109,573	108,020	1,553	216,186	202,433	13,753
Operating Expenses:
Purchased Gas	162	325	(163)	121	926	(805)
Operation and Maintenance	30,642	29,062	1,580	57,677	55,013	2,664
Property, Franchise and Other Taxes	8,600	8,600	—	17,266	17,320	(54)
Depreciation, Depletion and Amortization	18,547	19,490	(943)	37,132	37,704	(572)
	57,951	57,477	474	112,196	110,963	1,233

Operating Income	51,622	50,543	1,079	103,990	91,470	12,520

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	952	1,257	(305)	1,905	2,515	(610)
Interest and Other Income	1,794	2,046	(252)	3,833	3,978	(145)
Interest Expense	(11,700)	(12,119)	419	(23,428)	(23,843)	415
Income Before Income Taxes	42,668	41,727	941	86,300	74,120	12,180
Income Tax Expense	10,961	10,990	(29)	22,138	19,328	2,810
Net Income	$31,707	$30,737	$970	$64,162	$54,792	$9,370
Net Income Per Share (Diluted)	$0.35	$0.33	$0.02	$0.70	$0.59	$0.11

	Three Months Ended			Six Months Ended
	March 31,			March 31,
GATHERING SEGMENT	2025	2024	Variance	2025	2024	Variance
Revenues from External Customers	$3,233	$3,917	$(684)	$6,681	$8,513	$(1,832)
Intersegment Revenues	61,797	60,076	1,721	119,480	118,068	1,412
Total Operating Revenues	65,030	63,993	1,037	126,161	126,581	(420)
Operating Expenses:
Operation and Maintenance	12,275	10,796	1,479	21,703	20,300	1,403
Property, Franchise and Other Taxes	7	94	(87)	(227)	117	(344)
Depreciation, Depletion and Amortization	10,834	9,611	1,223	21,349	19,068	2,281
	23,116	20,501	2,615	42,825	39,485	3,340

Operating Income	41,914	43,492	(1,578)	83,336	87,096	(3,760)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit (Costs)	—	9	(9)	(1)	19	(20)
Interest and Other Income	93	72	21	152	143	9
Interest Expense on Long-Term Debt	(1,334)	—	(1,334)	(1,334)	—	(1,334)
Other Interest Expense	(4,450)	(3,701)	(749)	(8,661)	(7,431)	(1,230)
Income Before Income Taxes	36,223	39,872	(3,649)	73,492	79,827	(6,335)
Income Tax Expense	9,881	11,166	(1,285)	20,005	22,296	(2,291)
Net Income	$26,342	$28,706	$(2,364)	$53,487	$57,531	$(4,044)
Net Income Per Share (Diluted)	$0.29	$0.31	$(0.02)	$0.59	$0.62	$(0.03)

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESS

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
UTILITY SEGMENT	2025	2024	Variance	2025	2024	Variance
Revenues from External Customers	$343,574	$290,198	$53,376	$571,998	$492,119	$79,879
Intersegment Revenues	119	306	(187)	203	393	(190)
Total Operating Revenues	343,693	290,504	53,189	572,201	492,512	79,689
Operating Expenses:
Purchased Gas	171,777	140,836	30,941	273,249	224,886	48,363
Operation and Maintenance	64,444	60,229	4,215	120,704	114,913	5,791
Property, Franchise and Other Taxes	12,202	11,113	1,089	22,313	21,019	1,294
Depreciation, Depletion and Amortization	17,135	16,268	867	33,962	32,305	1,657
	265,558	228,446	37,112	450,228	393,123	57,105

Operating Income	78,135	62,058	16,077	121,973	99,389	22,584

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	12,299	857	11,442	18,170	1,327	16,843
Interest and Other Income	714	1,340	(626)	1,242	3,250	(2,008)
Interest Expense	(10,927)	(8,528)	(2,399)	(21,643)	(16,986)	(4,657)
Income Before Income Taxes	80,221	55,727	24,494	119,742	86,980	32,762
Income Tax Expense	16,677	10,988	5,689	23,699	15,691	8,008
Net Income	$63,544	$44,739	$18,805	$96,043	$71,289	$24,754
Net Income Per Share (Diluted)	$0.70	$0.48	$0.22	$1.05	$0.77	$0.28

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
ALL OTHER	2025	2024	Variance	2025	2024	Variance
Total Operating Revenues	$—	$—	$—	$—	$—	$—
Operating Expenses:
Operation and Maintenance	—	—	—	—	—	—
	—	—	—	—	—	—

Operating Income	—	—	—	—	—	—
Other Income (Expense):
Interest and Other Income (Deductions)	(222)	(41)	(181)	(358)	(119)	(239)
Interest Expense	(131)	(84)	(47)	(248)	(165)	(83)
Loss before Income Taxes	(353)	(125)	(228)	(606)	(284)	(322)
Income Tax Benefit	(82)	(29)	(53)	(141)	(67)	(74)
Net Loss	$(271)	$(96)	$(175)	$(465)	$(217)	$(248)
Net Loss Per Share (Diluted)	$—	$—	$—	$(0.01)	$—	$(0.01)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
CORPORATE	2025	2024	Variance	2025	2024	Variance
Revenues from External Customers	$—	$—	$—	$—	$—	$—
Intersegment Revenues	1,341	1,286	55	2,683	2,571	112
Total Operating Revenues	1,341	1,286	55	2,683	2,571	112
Operating Expenses:
Operation and Maintenance	5,219	5,121	98	9,266	8,916	350
Property, Franchise and Other Taxes	130	137	(7)	261	265	(4)
Depreciation, Depletion and Amortization	139	118	21	279	235	44
	5,488	5,376	112	9,806	9,416	390

Operating Loss	(4,147)	(4,090)	(57)	(7,123)	(6,845)	(278)
Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(212)	(387)	175	(423)	(774)	351
Interest and Other Income	41,785	40,234	1,551	82,846	81,262	1,584
Interest Expense on Long-Term Debt	(36,379)	(28,453)	(7,926)	(69,741)	(56,915)	(12,826)
Other Interest Expense	(4,905)	(7,683)	2,778	(10,066)	(15,767)	5,701
Income (Loss) before Income Taxes	(3,858)	(379)	(3,479)	(4,507)	961	(5,468)
Income Tax Benefit	(1,066)	(500)	(566)	(1,573)	(388)	(1,185)
Net Income (Loss)	$(2,792)	$121	$(2,913)	$(2,934)	$1,349	$(4,283)
Net Income (Loss) Per Share (Diluted)	$(0.04)	$0.01	$(0.05)	$(0.03)	$0.02	$(0.05)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
INTERSEGMENT ELIMINATIONS	2025	2024	Variance	2025	2024	Variance
Intersegment Revenues	$(101,645)	$(98,478)	$(3,167)	$(198,617)	$(187,429)	$(11,188)
Operating Expenses:
Purchased Gas	(36,601)	(35,221)	(1,380)	(72,695)	(63,321)	(9,374)
Operation and Maintenance	(65,044)	(63,257)	(1,787)	(125,922)	(124,108)	(1,814)
	(101,645)	(98,478)	(3,167)	(198,617)	(187,429)	(11,188)
Operating Income	—	—	—	—	—	—
Other Income (Expense):
Interest and Other Deductions	(42,109)	(40,587)	(1,522)	(84,861)	(81,659)	(3,202)
Interest Expense	42,109	40,587	1,522	84,861	81,659	3,202
Net Income	$—	$—	$—	$—	$—	$—
Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Six Months Ended
	March 31,					March 31,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2025		2024		(Decrease)	2025		2024		(Decrease)

Capital Expenditures:
Exploration and Production	$108,384	(1)	$124,184	(3)	$(15,800)	$230,986	(1)(2)	$285,141	(3)(4)	$(54,155)
Pipeline and Storage	15,626	(1)	18,025	(3)	(2,399)	35,417	(1)(2)	42,579	(3)(4)	(7,162)
Gathering	18,499	(1)	19,949	(3)	(1,450)	31,526	(1)(2)	39,518	(3)(4)	(7,992)
Utility	41,867	(1)	37,741	(3)	4,126	78,298	(1)(2)	68,251	(3)(4)	10,047
Total Reportable Segments	184,376		199,899		(15,523)	376,227		435,489		(59,262)
All Other	—		—		—	—		—		—
Corporate	174		121		53	378		182		196
Eliminations	(3,520)		—		(3,520)	(3,520)		—		(3,520)
Total Capital Expenditures	$181,030		$200,020		$(18,990)	$373,085		$435,671		$(62,586)

(1)Capital expenditures for the quarter and six months ended March 31, 2025, include accounts payable and accrued liabilities related to capital expenditures of $44.8 million, $2.4 million, $6.8 million, and $4.8 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at March 31, 2025, since they represent non-cash investing activities at that date.
(2)Capital expenditures for the six months ended March 31, 2025, exclude capital expenditures of $63.3 million, $14.4 million, $21.7 million and $20.6 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2024 and paid during the six months ended March 31, 2025. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2024, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2025.
(3)Capital expenditures for the quarter and six months ended March 31, 2024, include accounts payable and accrued liabilities related to capital expenditures of $44.4 million, $5.0 million, $5.5 million, and $8.0 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were excluded from the Consolidated Statement of Cash Flows at March 31, 2024, since they represented non-cash investing activities at that date.
(4)Capital expenditures for the six months ended March 31, 2024, exclude capital expenditures of $43.2 million, $31.8 million, $20.6 million and $13.6 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2023 and paid during the six months ended March 31, 2024. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2023, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2024.

DEGREE DAYS
				Percent Colder
				(Warmer) Than:
Three Months Ended March 31,	Normal	2025	2024	Normal (1)	Last Year (1)
Buffalo, NY(2)	3,226	3,116	2,705	(3.4)	15.2
Erie, PA	3,023	3,017	2,576	(0.2)	17.1

Six Months Ended March 31,
Buffalo, NY(2)	5,352	5,000	4,563	(6.6)	9.6
Erie, PA	4,917	4,714	4,240	(4.1)	11.2

(1)Percents compare actual 2025 degree days to normal degree days and actual 2025 degree days to actual 2024 degree days.
(2)Normal degree days changed from NOAA 30-year degree days to NOAA 15-year degree days with the implementation of new base rates in New York effective October 2024.

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2025	2024	(Decrease)	2025	2024	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	105,514	102,883	2,631	203,232	203,640	(408)

Average Prices (Per Mcf)
Weighted Average	$3.02	$1.98	$1.04	$2.64	$2.14	$0.50
Weighted Average after Hedging	$2.94	$2.56	$0.38	$2.74	$2.53	$0.21

Selected Operating Performance Statistics:
General and Administrative Expense per Mcf (1)	$0.18	$0.17	$0.01	$0.19	$0.17	$0.02
Lease Operating and Transportation Expense per Mcf (1)(2)	$0.67	$0.68	$(0.01)	$0.67	$0.67	$—
Depreciation, Depletion and Amortization per Mcf (1)	$0.61	$0.71	$(0.10)	$0.63	$0.71	$(0.08)

(1)Refer to page 15 for the General and Administrative Expense, Lease Operating and Transportation Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.
(2)Amounts include transportation expense of $0.57 per Mcf for the three months ended March 31, 2025 and March 31, 2024. Amounts include transportation expense of $0.57 per Mcf for the six months ended March 31, 2025 and March 31, 2024.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline and Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2025	2024	(Decrease)	2025	2024	(Decrease)
Firm Transportation - Affiliated	49,240	42,561	6,679	81,110	74,056	7,054
Firm Transportation - Non-Affiliated	185,490	179,697	5,793	356,502	348,303	8,199
Interruptible Transportation	454	1,271	(817)	515	1,389	(874)
	235,184	223,529	11,655	438,127	423,748	14,379

Gathering Volume - (MMcf)
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2025	2024	(Decrease)	2025	2024	(Decrease)
Gathered Volume	129,771	125,565	4,206	250,732	249,388	1,344

Utility Throughput - (MMcf)
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2025	2024	(Decrease)	2025	2024	(Decrease)
Retail Sales:
Residential Sales	32,111	27,063	5,048	50,587	45,045	5,542
Commercial Sales	5,420	4,293	1,127	8,339	7,093	1,246
Industrial Sales	302	190	112	501	327	174
	37,833	31,546	6,287	59,427	52,465	6,962
Transportation	25,086	22,637	2,449	42,028	40,166	1,862
	62,919	54,183	8,736	101,455	92,631	8,824

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding adjusted operating results, adjusted EBITDA and free cash flow, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results or liquidity and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines adjusted operating results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to adjusted operating results for the three and six months ended March 31, 2025 and 2024:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands except per share amounts)	2025	2024	2025	2024
Reported GAAP Earnings	$216,358	$166,272	$261,344	$299,292
Items impacting comparability:
Impairment of assets (E&P)	—	—	141,802	—
Tax impact of impairment of assets	—	—	(37,169)	—
Premiums paid on early redemption of debt (E&P / Midstream)	2,385	—	2,385	—
Tax impact of premiums paid on early redemption of debt	(642)	—	(642)	—
Unrealized (gain) loss on derivative asset (E&P)	335	(536)	684	3,662
Tax impact of unrealized (gain) loss on derivative asset	(90)	147	(184)	(1,004)
Unrealized (gain) loss on other investments (Corporate / All Other)	(17)	(769)	2,600	(1,818)
Tax impact of unrealized (gain) loss on other investments	4	162	(546)	382
Adjusted Operating Results	$218,333	$165,276	$370,274	$300,514

Reported GAAP Earnings Per Share	$2.37	$1.80	$2.86	$3.24
Items impacting comparability:
Impairment of assets, net of tax (E&P)	—	—	1.14	—
Premiums paid on early redemption of debt, net of tax (E&P / Midstream)	0.02	—	0.02	—
Unrealized (gain) loss on derivative asset, net of tax (E&P)	—	—	0.01	0.03
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	—	(0.01)	0.02	(0.02)
Rounding	—	—	0.01	—
Adjusted Operating Results Per Share	$2.39	$1.79	$4.06	$3.25

Management defines adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to adjusted EBITDA for the three and six months ended March 31, 2025 and 2024:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands)	2025	2024	2025	2024
Reported GAAP Earnings	$216,358	$166,272	$261,344	$299,292
Depreciation, Depletion and Amortization	111,277	118,935	220,647	234,725
Other (Income) Deductions	(15,232)	(6,070)	(22,952)	(9,801)
Interest Expense	44,757	35,089	82,500	69,825
Income Taxes	71,369	55,332	82,551	98,419
Impairment of Assets	—	—	141,802	—
Adjusted EBITDA	$428,529	$369,558	$765,892	$692,460

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$70,169	$70,033	$141,122	$129,174
Gathering Adjusted EBITDA	52,748	53,103	104,685	106,164
Total Midstream Businesses Adjusted EBITDA	122,917	123,136	245,807	235,338
Exploration and Production Adjusted EBITDA	214,350	172,068	370,994	332,038
Utility Adjusted EBITDA	95,270	78,326	155,935	131,694
Corporate and All Other Adjusted EBITDA	(4,008)	(3,972)	(6,844)	(6,610)
Total Adjusted EBITDA	$428,529	$369,558	$765,892	$692,460

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands)	2025	2024	2025	2024
Exploration and Production Segment
Reported GAAP Earnings	$97,828	$62,065	$51,051	$114,548
Depreciation, Depletion and Amortization	64,622	73,448	127,925	145,413
Other (Income) Deductions	(138)	(1,270)	(447)	141
Interest Expense	17,040	15,108	32,240	30,377
Income Taxes	34,998	22,717	18,423	41,559
Impairment of Assets	—	—	141,802	—
Adjusted EBITDA	$214,350	$172,068	$370,994	$332,038

Pipeline and Storage Segment
Reported GAAP Earnings	$31,707	$30,737	$64,162	$54,792
Depreciation, Depletion and Amortization	18,547	19,490	37,132	37,704
Other (Income) Deductions	(2,746)	(3,303)	(5,738)	(6,493)
Interest Expense	11,700	12,119	23,428	23,843
Income Taxes	10,961	10,990	22,138	19,328
Adjusted EBITDA	$70,169	$70,033	$141,122	$129,174

Gathering Segment
Reported GAAP Earnings	$26,342	$28,706	$53,487	$57,531
Depreciation, Depletion and Amortization	10,834	9,611	21,349	19,068
Other (Income) Deductions	(93)	(81)	(151)	(162)
Interest Expense	5,784	3,701	9,995	7,431
Income Taxes	9,881	11,166	20,005	22,296
Adjusted EBITDA	$52,748	$53,103	$104,685	$106,164

Utility Segment
Reported GAAP Earnings	$63,544	$44,739	$96,043	$71,289
Depreciation, Depletion and Amortization	17,135	16,268	33,962	32,305
Other (Income) Deductions	(13,013)	(2,197)	(19,412)	(4,577)
Interest Expense	10,927	8,528	21,643	16,986
Income Taxes	16,677	10,988	23,699	15,691
Adjusted EBITDA	$95,270	$78,326	$155,935	$131,694

Corporate and All Other
Reported GAAP Earnings	$(3,063)	$25	$(3,399)	$1,132
Depreciation, Depletion and Amortization	139	118	279	235
Other (Income) Deductions	758	781	2,796	1,290
Interest Expense	(694)	(4,367)	(4,806)	(8,812)
Income Taxes	(1,148)	(529)	(1,714)	(455)
Adjusted EBITDA	$(4,008)	$(3,972)	$(6,844)	$(6,610)

Management defines free cash flow as net cash provided by operating activities, less net cash used in investing activities, adjusted for acquisitions and divestitures. The Company is unable to provide a reconciliation of any projected free cash flow measure to its comparable GAAP financial measure without unreasonable efforts. This is due to an inability to calculate the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.